EXHIBIT 99(k)

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

The St. Paul Companies, Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 33-15392, No. 33-23446, No. 33-23948, No. 33-24220, No. 33-24575, No. 33-26923, No. 33-49273, No. 33-56987, No. 333-01065, No. 333-22329, No. 333-25203, No. 333-28915, No. 333-48121, No. 333-50941, No. 333-50943, No. 333-67983, No. 333-63114, No. 333-63118, No. 333-65726 and No. 333-65728), and Form S-3 (SEC File No. 333-92466, No. 333-92466-01, No. 333-98525 and No. 333-98525-01) of The St. Paul Companies, Inc., of our report dated January 27, 2003, with respect to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the Current Report on Form 8-K of The St. Paul Companies, Inc.  Our report refers to changes in the Company’s methods of accounting for derivative instruments and hedging activities, business combinations and goodwill and other intangible assets.

KPMG LLP
KPMG LLP

Minneapolis, Minnesota

March 3, 2003